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                                                                 Exhibit 27(c)ib


               AMENDMENT NO. 3 TO PRINCIPAL UNDERWRITING AGREEMENT

Amendment to the Amended and Restated Principal Underwriting Agreement, dated as of May 1, 2002, by and between AFSG Securities Corporation and Transamerica Life Insurance Company (the "Agreement").

Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                    EXHIBIT A

                                SEPARATE ACCOUNTS

1.   Separate Account VA A

2.   Separate Account VA B

3.   Separate Account VA C

4.   Separate Account VA D

5.   Separate Account VA E

6.   Separate Account VA F

7.   Separate Account VA I

8.   Separate Account VA J

9.   Separate Account VA K

10.  Separate Account VA L

11.  Separate Account VA P

12.  Retirement Builder Variable Annuity Account

13.  Separate Account VL A

14.  Legacy Builder Variable Life Separate Account

15.  Transamerica Corporate Separate Account Sixteen

16.  PFL Corporate Account One

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17.  PFL Corporate Separate Account Four

18.  PFL Corporate Account Three

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:   June 16, 2003

AFSG Securities Corporation

By:    ___________________________
       Lisa A. Wachendorf

Title: Vice President and
       Chief Compliance Officer

Transamerica Life Insurance Company

By:    ___________________________
       Larry N. Norman

Title: President